Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • September 2014



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DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: September 2014

Currencies: The U.S. dollar strengthened on speculation the U.S. Federal Reserve will raise interest rates sooner than previously expected. The euro fell after the European Central Bank suggested further quantitative easing measures would be used to aid the ailing Eurozone economy. The Japanese yen fell to a six-year low versus the dollar in anticipation the Bank of Japan will further expand its monetary easing initiatives in order to meet inflation targets.

Energy: Crude oil fell as increased supplies and weak demand from Europe combined to drive prices lower; easing tensions between Ukraine and Russia also played a role in the decline in crude oil prices. Natural gas prices increased because of forecasts for upcoming cold weather in the U.S.

Equities: U.S. equity markets finished September lower due to uncertainty regarding the timing of monetary policy shifts by the U.S. Federal Reserve. European equity markets also fell, driven lower due to weak economic data from the Eurozone, by the expansion of Russian sanctions, and by concerns surrounding the potential impact of an independent Scotland. In Asia, the Japanese Nikkei 225 Index finished nearly 5% higher because of beliefs the ongoing weakness in the yen would continue and benefit the nation's export industries.

Fixed Income: U.S. Treasury markets fell sharply as bullish economic data reinforced expectations the U.S. Federal Reserve will raise interest rates early next year. German Bund markets finished lower due to reduced demand for safe-haven assets fostered by a ceasefire between Ukraine and pro-Russian rebel forces.

Grains/Foods: U.S. grains markets continued their sharp decline in anticipation of record-high crop yields for this year's harvest. Strength in the U.S. dollar, which makes U.S. goods less appealing abroad, also pressured grains prices lower. Cocoa markets finished nearly 3% higher over concerns the spreading of the Ebola virus in Western Africa may impact supplies.

Metals: Precious metals markets declined sharply as U.S. dollar strength weighed on demand for assets used to hedge inflation. Reduced tension between Ukraine and pro-Russian rebels decreased demand for safe-haven assets and furthered declines in the precious metals markets. In the base metals markets, prices fell after the Chinese government reported weak housing data.

A Units (Closed to New Investment)

				2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
				11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%				**0.4%**

B Units (Closed to New Investment)

							2003	2004	2005	2006	2007	2008	2009
							7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%				**0.0%**

Global 1 Units

													2009
													-4.3%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%				**2.2%**

Global 3 Units

													2009
													-6.0%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%				**0.8%**

A and B Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	10%	23%	19%	16%	13%

Global Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	10%	23%	19%	16%	13%

Sector Positions at Month-End


Commodities 39%
Financials 61%
Energies 10%
Grains 16%
Metals 13%
Currencies 19%
Equities 23%
Fixed Income 19%
Oct 13
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
May 14
Jun 14
Jul 14
Aug 14
Sep 14
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.19%	6.31%	Closed to New Investment
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - September 2014	
Total Fund Assets (A,B, Legacy, Global)	$306M
12-Month Return	5.3%
Average 12-Month Return	15.1%
36-Month Cumulative Return	-14.0%
60-Month Cumulative Return	-19.3%
Compounded Annualized ROR	11.1%
3-Year Compounded Annualized ROR	-4.9%
5-Year Compounded Annualized ROR	-4.2%
10-Year Compounded Annualized ROR	1.7%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 3/14)	-30.3%
Average 1-month Gain	6.0%
Average 1-month Loss	-4.1%
# of Winning Months	160
# of Losing Months	149

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2004 - September 2014		
↑ ↓	Moved in Opposite Directions	41%
↑ ↑	Positive Results for Both	37%
↓ ↓	Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.